      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 1, 1999


                                                      REGISTRATION NO. 333-70761
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                 PRE-EFFECTIVE
                                AMENDMENT NO. 3

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                           OHIO CASUALTY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                    OHIO                                        31-0783294
(State or Other Jurisdiction of Incorporation
              or Organization)                    (I.R.S. Employer Identification Number)

                            ------------------------
                             136 NORTH THIRD STREET
                              HAMILTON, OHIO 45025
                                 (513) 867-3000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Office)

                                BARRY S. PORTER
                            CHIEF FINANCIAL OFFICER
                           OHIO CASUALTY CORPORATION
                             136 NORTH THIRD STREET
                              HAMILTON, OHIO 45025
                                 (513) 867-3000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             Of Agent for Service)
                            ------------------------
                                   COPIES TO:
                          ROGER E. LAUTZENHISER, ESQ.
                      VORYS, SATER, SEYMOUR AND PEASE LLP
                       52 EAST GAY STREET, P.O. BOX 1008
                           COLUMBUS, OHIO 43216-1008
                                 (614) 464-6291
                            ------------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED JUNE 1, 1999


PROSPECTUS

                                  $300,000,000
                                DEBT SECURITIES

                           OHIO CASUALTY CORPORATION
                             136 North Third Street
                              Hamilton, Ohio 45025
                                 (513) 867-3000

                            ------------------------

OHIO CASUALTY CORPORATION MAY PERIODICALLY SELL IN ONE OR MORE OFFERINGS:

        - its unsecured senior debt securities, consisting of debentures, notes or other indebtedness, or

        - its unsecured subordinated debt securities, consisting of debentures, notes or other indebtedness.

This prospectus describes the securities that we may offer. We will provide the specific terms of the securities that we may offer in supplements to this prospectus. If we use an underwriter to sell the securities, we will describe our arrangement with that underwriter in a prospectus supplement.

You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

The common shares of Ohio Casualty Corporation are traded on The Nasdaq National Market under the symbol "OCAS".

                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


YOU SHOULD READ CAREFULLY THE "RISK FACTORS" SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 3, WHERE WE DESCRIBE SPECIFIC RISKS ASSOCIATED WITH THESE SECURITIES.


                            ------------------------

                                               , 1999.

                               TABLE OF CONTENTS


                                                                PAGE
                                                                ----
RISK FACTORS................................................      3
     If Ohio Casualty's subsidiaries are unable to pay
     dividends to Ohio Casualty, then Ohio Casualty may be
     unable to meet its financial obligations under the debt
     securities.............................................      3
        THE FOLLOWING FACTORS COULD ADVERSELY AFFECT THE
        ABILITY OF OHIO CASUALTY'S INSURANCE SUBSIDIARIES TO
        PAY DIVIDENDS TO OHIO CASUALTY:
               Legal Restrictions on the Ability to Pay
                Dividends.....................................    3
               Unpredictable Events.........................      3
               Inadequate Reinsurance.......................      4
               Catastrophe Losses...........................      4
               Governmental Regulation of the Insurance
                Industry......................................    4
               Inadequate Loss Reserves.....................      5
               Inadequate Loss Reserves for Environmental
                and Asbestos Losses...........................    6
               Intense Competition..........................      6
               Downgrade by a Rating Agency.................      7
               Inability to Integrate Acquisition from Great
                American Insurance Company....................    7
     If the year 2000 problem causes an interruption or
     failure in the normal business operations of Ohio
     Casualty and its subsidiaries, then Ohio Casualty may
     be unable to meet its financial obligations under the
     debt securities........................................      7
OHIO CASUALTY CORPORATION AND THE OHIO CASUALTY GROUP.......      9
USE OF PROCEEDS.............................................     10
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES.............     10
DESCRIPTION OF THE DEBT SECURITIES..........................     10
     Senior Debt Indenture and Subordinated Debt
      Indenture.............................................     10
     Senior and Subordinated Debt Securities................     11
     Prospectus Supplements.................................     12
     Global Debt Securities.................................     13
     Covenants Applicable to the Debt Securities............     15
          Limitations on Liens..............................     15
          Consolidation, Merger and Sale of Assets..........     16
          Restrictions on Dispositions......................     16
     Events of Default......................................     17
     Discharge, Defeasance and Covenant Defeasance..........     18
     Modification of the Indentures.........................     19
     Subordination under the Subordinated Debt Indenture....     20
     Governing Law..........................................     20
     The Indenture Trustee..................................     21
PLAN OF DISTRIBUTION........................................     21
     Sale through Underwriters..............................     21
     Sale through Dealers...................................     21
     Direct Sales and Sales through Agents..................     21
     Delayed Delivery Contracts.............................     21
     Indemnification........................................     22
     Underwriting Discounts and Commissions, Listing of Debt
     Securities and Transactions with Ohio Casualty.........     22
LEGAL MATTERS...............................................     22
EXPERTS.....................................................     22
MATTERS UNDER THE EMPLOYEE RETIREMENT INCOME SECURITIES ACT
  OF 1974...................................................     22
WHERE YOU CAN FIND MORE INFORMATION.........................     23
FORWARD LOOKING STATEMENTS..................................     24

                                  RISK FACTORS

IF OHIO CASUALTY'S SUBSIDIARIES ARE UNABLE TO PAY DIVIDENDS TO OHIO CASUALTY, THEN OHIO CASUALTY MAY BE UNABLE TO MEET ITS FINANCIAL OBLIGATIONS UNDER THE DEBT SECURITIES.

Ohio Casualty engages in insurance and insurance premium finance through its direct and indirect subsidiaries. Accordingly, Ohio Casualty relies on dividends from those subsidiaries to meet its financial obligations, including its financial obligation to pay principal, any premium and interest on the debt securities. The inability of Ohio Casualty's subsidiaries to pay dividends to Ohio Casualty could adversely affect Ohio Casualty's ability to meet its obligations under the debt securities.

THE FOLLOWING FACTORS COULD ADVERSELY AFFECT THE ABILITY OF OHIO CASUALTY'S INSURANCE SUBSIDIARIES TO PAY DIVIDENDS TO OHIO CASUALTY:


LEGAL RESTRICTIONS ON THE ABILITY TO PAY DIVIDENDS


The principal insurance subsidiaries of Ohio Casualty are domiciled in the States of Ohio and Indiana. Ohio and Indiana laws governing the payment of dividends by domestic insurance companies provide that an insurer domiciled in either of these states must obtain the prior approval of the state's insurance department for the declaration or payment of any dividend that, together with other distributions made within the preceding twelve months, exceeds the greater of 10% of the insurer's surplus or the insurer's net income for the twelve-month period ending the preceding December 31st, in each case determined in accordance with statutory accounting practices. In addition, Ohio and Indiana laws require that any dividend paid from any source other than earned surplus must be pre-approved by the state's insurance department. Earned surplus means an insurer's adjusted unassigned funds as determined in accordance with statutory accounting practice. These types of limitations could adversely affect the ability of an insurance subsidiary to pay dividends to Ohio Casualty and the resulting ability of Ohio Casualty to meet its financial obligations on the debt securities.

Dividend payments to Ohio Casualty from its insurance subsidiaries are limited to $112.1 million in 1999 without prior approval of the Ohio and Indiana Insurance Departments.


UNPREDICTABLE EVENTS


The operating results and financial condition of Ohio Casualty's insurance subsidiaries historically have been and will continue to be subject to significant fluctuation and uncertainty. If an unpredictable event adversely affects the operating results and financial condition of an insurance subsidiary, then that subsidiary may be unable financially to pay dividends to Ohio Casualty. In that event, Ohio Casualty could become unable to meet its financial obligations under the debt securities.

Unpredictable events that can adversely affect the operating results and financial condition of an insurance subsidiary include:

        - catastrophes;

        - changes in reserves resulting from general policyholder claims as different types of claims arise and judicial interpretations relating to the scope of liability for those claims develop;

        - fluctuations in interest rates and other changes in the investment environment, which affect the value of and returns on the subsidiary's investment portfolio;

        - inflationary pressures that affect the size of property and casualty losses; and

        - fluctuations in the demand for property and casualty insurance products.

INADEQUATE REINSURANCE

Ohio Casualty's insurance subsidiaries use reinsurance to help manage their exposure to property and casualty risks. Reinsurance is a contract by which one insurer, the reinsurer, agrees to cover a portion of the losses incurred by a second insurer, in the event a claim is made under a policy issued by the second insurer. If the reinsurance obtained by an Ohio Casualty insurance subsidiary proves inadequate, then the operating results and financial condition of that subsidiary will be adversely affected, as well as the resulting ability of that subsidiary to pay dividends to Ohio Casualty. In that event, Ohio Casualty could become unable to meet its financial obligations under the debt securities.

The availability and cost of reinsurance are subject to prevailing market conditions which can affect the business volume and profitability of Ohio Casualty's insurance subsidiaries. Although the reinsurer is liable to the subsidiaries according to the terms of its reinsurance policy, the subsidiaries remain primarily liable as the direct insurer on all risks reinsured. As a result, reinsurance does not eliminate the obligation of the subsidiaries to pay all claims and each subsidiary is subject to the risk that one or more of its reinsurers will be unable to honor its obligations.

Ohio Casualty believes that the financial condition of its subsidiaries' reinsurers is generally sound, based upon periodic reviews of the financial statements and reputations of those reinsurers. Nevertheless, the reinsurers may become financially unsound by the time that they are called upon to pay amounts due, which may not occur for many years. In addition, reinsurance may prove inadequate to protect against losses or may become unavailable in the future at commercially reasonable rates.

CATASTROPHE LOSSES

Ohio Casualty's property and casualty insurance subsidiaries have experienced, and can be expected in the future to experience, catastrophe losses. It is possible that a catastrophic event could have a material adverse effect on the operating results and financial condition of an insurance subsidiary, thereby limiting the ability of that subsidiary to pay dividends to Ohio Casualty. In that event, Ohio Casualty could become unable to meet its financial obligations under the debt securities.

Various events can cause catastrophes, including hurricanes, windstorms, earthquakes, hail, explosions, severe winter weather and fires. The incidence and severity of these catastrophes are inherently unpredictable. For example, in 1997, Ohio Casualty's insurance subsidiaries incurred catastrophe losses that were not covered by reinsurance of $21.4 million, as a result of 25 catastrophes. Similarly, in 1998, Ohio Casualty's insurance subsidiaries incurred catastrophe losses that were not covered by reinsurance of $44.6 million, as a result of 37 catastrophes. Although catastrophes can cause losses in a variety of property and casualty lines, most of the catastrophe-related claims of Ohio Casualty's insurance subsidiaries have related to homeowner's and commercial property coverages.

The insurance subsidiaries of Ohio Casualty generally seek to reduce their exposure to catastrophe losses through underwriting and the purchase of catastrophe reinsurance. Nevertheless, reinsurance may prove inadequate as discussed above. Furthermore, a number of states from time to time have passed legislation that has had the effect of limiting the ability of insurers to manage risk, such as legislation prohibiting an insurer from withdrawing from catastrophe-prone areas. Governmental regulation of this type is discussed below.

GOVERNMENTAL REGULATION OF THE INSURANCE INDUSTRY

Ohio Casualty's insurance subsidiaries are subject to extensive regulation and supervision in the jurisdictions in which they do business. Regulation is generally designed to protect the interests of policyholders, as opposed to stockholders or non-policyholder creditors. This type of regulation could adversely impact the operations of the insurance subsidiaries, their financial condition and their resulting ability to pay dividends to Ohio Casualty. As a result, Ohio Casualty could become unable to meet its financial obligations on the debt securities.


An example of governmental regulation that has adversely impacted the operations of Ohio Casualty's insurance subsidiaries is the adoption in several states of legislation and other regulatory action intended to reduce the premiums paid for automobile insurance by residents of those states. For example, in 1988 the State of California adopted Proposition 103 which, as interpreted by the California Supreme Court, required the rollback of automobile insurance premiums for California policyholders in 1989 while allowing a "fair" return for insurance companies. During the fourth quarter of 1994, the State of California assessed the insurance subsidiaries of Ohio Casualty $59.9 million for Proposition 103 liability. As a result of a challenge by those subsidiaries, a California Administrative Judge issued a proposed ruling with a Proposition 103 liability of $24.4 million plus interest in 1998. As of March 31, 1999, the insurance subsidiaries of Ohio Casualty maintained a contingent liability on their books of $48.7 million for Proposition 103 liability while continuing to contest their liability under Proposition 103.


Other forms of regulation that could adversely affect Ohio Casualty's insurance subsidiaries include regulation of their statutory surplus and risk-based capital requirements. Maintaining appropriate levels of statutory surplus, as measured by statutory accounting practices and procedures, is considered important by state insurance regulatory authorities and the private agencies that rate insurers' claims-paying abilities and financial strength. The failure of an insurance subsidiary to maintain levels of statutory surplus which are sufficient for the amount of insurance written by it could result in increased regulatory scrutiny, action by state regulatory authorities or a downgrade by rating agencies. Similarly, the National Association of Insurance Commissioners has adopted a system of assessing minimum capital adequacy, that is applicable to Ohio Casualty's insurance subsidiaries. This system, known as risk-based capital, is used to identify companies that merit further regulatory action by analyzing the adequacy of the insurer's surplus in relation to statutory requirements.

Because state and federal legislatures remain concerned about the availability and affordability of property and casualty insurance, the insurance subsidiaries of Ohio Casualty expect that they will continue to face efforts similar to those set forth above to regulate their manner of operation. Any one of these efforts could adversely affect the operating results and financial condition of the insurance subsidiaries and their resulting ability to pay dividends to Ohio Casualty.

INADEQUATE LOSS RESERVES

Ohio Casualty's insurance subsidiaries maintain property and casualty loss reserves to cover their estimated ultimate liability for losses and loss adjustment expenses with respect to reported and unreported claims incurred as of the end of each accounting period. If the loss reserves of an insurance subsidiary prove inadequate, then the insurance subsidiary's operating results and financial condition will be adversely affected, as well as the resulting ability of the insurance subsidiary to pay dividends to Ohio Casualty. In that event, Ohio Casualty could become unable to meet its financial obligations under the debt securities.

Reserves do not represent an exact calculation of liability. Instead, reserves represent estimates, generally involving actuarial projections at a given time, of what the subsidiaries expect the ultimate settlement and administration of claims will cost. Estimates are based on assessments of known facts and circumstances, estimates of future trends in claims severity and frequency, judicial theories of liability and other factors. These variables are affected by both internal and external events, such as changes in claims handling procedures, economic inflation, judicial trends and legislative changes. Many of these items are not directly quantifiable, particularly on a prospective basis. Additionally, significant reporting lags may exist between the occurrence of an insured event and the time it is actually reported. Ohio Casualty's insurance subsidiaries continually refine their reserve estimates in a regular ongoing process as experience develops and further claims are reported and settled.

The insurance subsidiaries of Ohio Casualty reflect adjustments to their reserves in the results of the periods in which their estimates are changed. These adjustments can result in an increase in liabilities as reflected on the balance sheet. Because establishment of reserves is an inherently uncertain process involving estimates of future losses, currently established reserves may prove inadequate in light of subsequent actual experience.

INADEQUATE LOSS RESERVES FOR ENVIRONMENTAL AND ASBESTOS LOSSES

Ohio Casualty's insurance subsidiaries maintain loss reserves to cover their estimated ultimate liability for environmental and asbestos losses. If these loss reserves prove inadequate, then the insurance subsidiary's operating results and financial condition will be adversely affected, as well as the resulting ability of the insurance subsidiary to pay dividends to Ohio Casualty. In that event, Ohio Casualty could become unable to meet its financial obligations under the debt securities.

It is difficult to estimate the loss reserves for environmental and asbestos-related claims due to the unpredictability of court decisions, plaintiffs' expanded theories of liability, the risks inherent in major litigation and other uncertainties. Conventional actuarial techniques are not used to estimate these reserves.

The reserves carried for environmental and asbestos claims constitute the best estimate by the insurance subsidiaries of Ohio Casualty of ultimate claims and claim adjustment expenses based upon known facts and current law. However, the conditions surrounding the final resolution of these claims continue to change. Currently, the insurance subsidiaries of Ohio Casualty cannot predict changes in the legal and legislative environment and their impact on the future development of asbestos and environmental claims. Such development will be affected by future court decisions and changes in legislation. Because of these future unknowns, additional liabilities may arise for amounts in excess of current reserves. These additional liabilities could result in liability exceeding reserves by an amount that would be material to the operating results and financial condition of Ohio Casualty's insurance subsidiaries.

INTENSE COMPETITION


The property and casualty insurance business is intensely competitive. Ohio Casualty believes that the property and casualty insurance business will remain intensely competitive with little prospect for periods of dramatically improved pricing in the foreseeable future. Demand for low-cost, high quality insurance products and services has created difficult conditions in the domestic property and casualty market, as is evidenced by a leveling or reduction in premium rates in the lines of business in which the insurance subsidiaries of Ohio Casualty compete. The inability of an insurance subsidiary of Ohio Casualty to compete successfully in the property and casualty business could adversely affect its operating results and financial condition and its resulting ability to pay dividends to Ohio Casualty. As a result, Ohio Casualty could become unable to meet its financial obligations under the debt securities.


The insurance subsidiaries of Ohio Casualty compete with domestic and foreign insurers, many of which have greater financial resources than the insurance subsidiaries of Ohio Casualty. Competition involves many factors, including the following:

        - the perceived overall financial strength of the insurer;

        - pricing and other terms and conditions of products;

        - levels of customer service, including the speed with which the insurer pays claims; and

        - experience in the business.

Ohio Casualty's insurance subsidiaries also compete with other companies that use exclusive agents or salaried employees to sell their insurance products. Because these companies generally do not pay commissions, they may be able to obtain business at a lower cost than the insurance subsidiaries of Ohio Casualty, which sell their products primarily through independent agents and brokers who typically represent more than one insurance company.

DOWNGRADE BY A RATING AGENCY

Claims-paying and financial strength ratings have become an increasingly important factor in establishing the competitive position of insurance companies. Each of the rating agencies reviews its ratings periodically. A significant downgrade in the ratings of an Ohio Casualty insurance subsidiary by a recognized rating agency could result in a substantial loss of business for that subsidiary as policyholders move to other companies with higher claims-paying and financial strength ratings. Such a loss of business could have a material adverse effect on the results of operations and financial condition of that subsidiary and the resulting ability of that subsidiary to pay dividends to Ohio Casualty. In that event, Ohio Casualty could become unable to meet its financial obligations under the debt securities.


As of March 31, 1999, the insurance subsidiaries of Ohio Casualty had a combined rating of A+ from each of A.M. Best Company and Standard & Poor's. Each of these insurance subsidiaries had a combined rating of A2 as of the same date from Moody's. These ratings are not in any way a measure of protection offered to investors of the debt securities offered by this prospectus and potential investors should not rely on these ratings with respect to making an investment in the debt securities.



INABILITY TO INTEGRATE ACQUISITION FROM GREAT AMERICAN INSURANCE COMPANY


In December, 1998, Ohio Casualty acquired substantially all of the assets of the commercial lines division of the Great American Insurance Company and its affiliates. The acquisition was the largest single acquisition completed by Ohio Casualty in its history. The acquisition requires the integration of the acquired commercial lines business into the commercial lines operations of the insurance subsidiaries of Ohio Casualty. The successful combination of the two operations requires that the insurance subsidiaries:

        - develop and maintain good business relationships with the independent insurance agents who wrote the commercial lines insurance policies for Great American;

        - achieve substantial savings in the operating expenses for the combined operations while maintaining a high level of customer service; and

        - retain the customers of the acquired business.

The inability of the insurance subsidiaries of Ohio Casualty to successfully integrate the acquired business operations could adversely affect their financial condition and their resulting ability to pay dividends to Ohio Casualty. In that event, Ohio Casualty could become unable to meet its financial obligations under the debt securities.

IF THE YEAR 2000 PROBLEM CAUSES AN INTERRUPTION OR FAILURE IN THE NORMAL BUSINESS OPERATIONS OF OHIO CASUALTY AND ITS SUBSIDIARIES, THEN OHIO CASUALTY MAY BE UNABLE TO MEET ITS FINANCIAL OBLIGATIONS UNDER THE DEBT SECURITIES.

The year 2000 problem exists because many computer programs use only the last two digits to refer to a year. Such computer programs do not distinguish a year that begins with "20" from a year that begins with "19". If not corrected, these computer programs could fail or create erroneous results.

The year 2000 problem could adversely affect Ohio Casualty through:

        - the failure of the information technology or non-information technology systems of Ohio Casualty and its subsidiaries; or

        - the failure of the information technology or non-information technology systems of third-party providers of Ohio Casualty and its subsidiaries including their agents, suppliers, vendors and customers.

The failure to correct a material year 2000 problem could result in a material interruption in, or a failure of, the normal business operations of Ohio Casualty and its subsidiaries, including a disruption or delay in premium or claim processing or a disruption or delay in services to customers. This type of interruption or failure could have a material adverse effect upon the financial position, results of operations or liquidity of Ohio Casualty and its subsidiaries, resulting in the potential inability of Ohio Casualty to meet its financial obligations under the debt securities.


The year 2000 issue is also a concern from an underwriting standpoint regarding the extent of liability for coverage under various general liability, property and directors' and officers' liability products and policies issued by Ohio Casualty's insurance subsidiaries. As of March 31, 1999, Ohio Casualty and its insurance subsidiaries were managing this concern by directly providing educational information on the year 2000 issue to policyholders and agents; by adding clarification and exclusionary language to some insurance policies and by adjusting underwriting practices. Nonetheless, the courts could find that coverage exists for year 2000 related liability under some of the types of policies written by Ohio Casualty's insurance subsidiaries.


In a worst-case scenario, Ohio Casualty and its subsidiaries could experience disruption or delay in premium and claim processing, disruption in service to customers, litigation of year 2000 related claims, adverse effects on its ability to integrate the acquired business from Great American and loss of electrical, water and other utility services which could result in a disruption in services. Ohio Casualty and its subsidiaries cannot estimate the potential liability and lost revenue that they could incur in these circumstances.

As of March 31, 1999, Ohio Casualty had spent approximately $2.4 million in its efforts to address the year 2000 issue.

As set forth in the Year 2000 Information and Readiness Disclosure Act, the statements contained in this section do not constitute year 2000 statements for purposes of actions brought under the securities laws.

             OHIO CASUALTY CORPORATION AND THE OHIO CASUALTY GROUP


Ohio Casualty Corporation or "Ohio Casualty" is a holding company which engages in the business of property and casualty insurance and insurance premium financing through its subsidiaries. Ohio Casualty's insurance operations are conducted by its insurance company subsidiaries which are collectively referred to in this prospectus as the "Ohio Casualty Group". The principal executive office of Ohio Casualty is located at 136 North Third Street, Hamilton, Ohio 45025 and its telephone number is (513) 867-3000.

The Ohio Casualty Group provides a wide range of commercial and personal property and casualty insurance products to businesses, government units, associations and individuals. The Ohio Casualty Group consists of four principal insurance subsidiaries: The Ohio Casualty Insurance Company, West American Insurance Company, Ohio Security Insurance Company and American Fire & Casualty Company. The following table illustrates the corporate relationship of Ohio Casualty and these four principal insurance company subsidiaries:

                                        OHIO CASUALTY CORPORATION
                                           an Ohio corporation
                                    Owned 100%
                                   THE OHIO CASUALTY INSURANCE COMPANY
                                           an Ohio corporation
                         Owned 100%, except as indicated
                                    AMERICAN FIRE & CASUALTY COMPANY
                                           an Ohio corporation
                                     OHIO SECURITY INSURANCE COMPANY
                                           an Ohio corporation
                        One shareholder owns .001% of the shares of Ohio Security
                         Insurance Company, with the remainder owned by The Ohio
                                       Casualty Insurance Company
                                     WEST AMERICAN INSURANCE COMPANY
                                         an Indiana corporation


The Ohio Casualty Group transacts business in over 40 states. The commercial lines business of the Ohio Casualty Group, which accounted for 45.9% of net written premiums in 1998, includes workers' compensation; general liability; commercial multi-peril; commercial automobile; property, including fire and allied lines; fidelity and surety and several specialty lines. The personal lines business of the Ohio Casualty Group, which accounted for the remaining 54.1% of net written premiums in 1998, includes primarily personal automobile and homeowner's insurance sold to individuals. As of March 31, 1999, Ohio Casualty had total assets of $4.7 billion and shareholders' equity of $1.3 billion.

                                USE OF PROCEEDS

Ohio Casualty expects to use the net proceeds from the sale of its senior and subordinated debt securities for general corporate purposes. Such purposes may include, but are not limited to:

        - repayment or redemption of outstanding debt;

        - repurchase of shares;

        - working capital;

        - acquisitions;

        - other corporate purposes; and/or


        - contributions to one or more of its subsidiaries for any of the above listed purposes.


Pending the use of the proceeds for these purposes, Ohio Casualty will invest the net proceeds from the sale of the debt securities in accordance with its investment policy in effect at the time of the sale. Ohio Casualty may indicate a different purpose for the sale of any debt securities in the prospectus supplement relating to those securities.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for Ohio Casualty and its consolidated subsidiaries for the periods indicated. Ohio Casualty has calculated the ratio by dividing earnings by fixed charges. For purposes of this calculation, earnings include income from continuing operations before income taxes plus fixed charges. Fixed charges include interest expense on debt, amortization of debt expense and the portion of rents representative of the interest factor.




                        FISCAL
                        QUARTER    FISCAL YEAR    FISCAL YEAR    FISCAL YEAR    FISCAL YEAR    FISCAL YEAR
                         ENDED        ENDED          ENDED          ENDED          ENDED          ENDED
                       MARCH 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
       PERIOD            1999          1998           1997           1996           1995           1994
       ------          ---------   ------------   ------------   ------------   ------------   ------------
Ratio of earnings to
  fixed charges......    4.01         14.02          23.51          15.07          14.82          13.13


                       DESCRIPTION OF THE DEBT SECURITIES

SENIOR DEBT INDENTURE AND SUBORDINATED DEBT INDENTURE

Ohio Casualty may issue its debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. Ohio Casualty will issue any senior debt securities pursuant to a senior indenture entered into between Ohio Casualty and Chase Manhattan Trust Company, National Association, as trustee. Ohio Casualty will issue any subordinated debt securities pursuant to a subordinated indenture entered into between Ohio Casualty and Chase Manhattan Trust Company, National Association, as trustee.

The senior debt indenture and the subordinated debt indenture are substantially identical except that (1) the subordinated debt indenture, unlike the senior debt indenture, provides for debt securities which are specifically made junior in right of payment to other specified indebtedness of Ohio Casualty and (2) the senior debt indenture, unlike the subordinated debt indenture, restricts the ability of Ohio Casualty to use the shares of its principal insurance company subsidiaries to secure any of its indebtedness, unless it grants a similar security interest in these subsidiary shares to the holders of the debt securities issued pursuant to the senior debt indenture. Neither the senior debt indenture nor the subordinated debt indenture limit the aggregate principal amount of indebtedness that Ohio Casualty may issue from time to time.

The senior debt indenture and the subordinated debt indenture are included as exhibits to the registration statement of which this prospectus forms a part. The following description provides a general summary of the material terms and conditions of each of these indentures and the debt securities issued pursuant to these indentures.

BECAUSE THE FOLLOWING DISCUSSION IS ONLY A SUMMARY, THE INDENTURES MAY CONTAIN LANGUAGE WHICH EXPANDS UPON OR LIMITS THE STATEMENTS MADE IN THIS PROSPECTUS. ACCORDINGLY, WE STRONGLY ENCOURAGE YOU TO REFER TO THE INDENTURES FOR A COMPLETE UNDERSTANDING OF THE TERMS AND CONDITIONS APPLICABLE TO THE INDENTURES AND THE DEBT SECURITIES.

SENIOR AND SUBORDINATED DEBT SECURITIES

The debt securities will be unsecured senior or subordinated obligations of Ohio Casualty. The term "senior" is generally used to describe debt obligations which entitle the holder to receive payment of principal and interest upon the happening of certain events prior to the holders of "subordinated" debt. Events which can trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior indebtedness.

Ohio Casualty may issue the senior debt securities, pursuant to the senior debt indenture, in one or more series. All series of senior debt securities issued under the senior debt indenture will be equal in ranking. The senior debt securities also will rank equally with all other unsecured indebtedness of Ohio Casualty, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to the senior debt securities of Ohio Casualty.

The senior indebtedness issued pursuant to the senior debt indenture will rank junior and be subordinate to any secured indebtedness of Ohio Casualty. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy outstanding indebtedness of Ohio Casualty or an event of default under a loan agreement relating to the secured indebtedness, the holders of Ohio Casualty's secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the senior debt indenture.

Additionally, the senior indebtedness issued pursuant to the senior debt indenture will rank junior and be subordinate to any indebtedness of Ohio Casualty's subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than creditors of Ohio Casualty. As a result of the application of the subsidiary's assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of its subsidiaries would adversely impact Ohio Casualty's financial condition and possibly impair Ohio Casualty's ability to meet its obligations on the debt securities. In addition, any liquidation of the assets of an Ohio Casualty subsidiary to satisfy claims of the subsidiary's policyholders and creditors might make it impossible for such subsidiary to pay dividends to Ohio Casualty. This inability to pay dividends would further impair Ohio Casualty's ability to satisfy its obligations under the debt securities.


As of March 31, 1999, Ohio Casualty had no secured indebtedness which would have ranked senior to any indebtedness issued under the senior debt indenture. In addition, as of that date, Ohio Casualty had $255 million of unsecured indebtedness to third parties for borrowed money which would have ranked equal to indebtedness issued under the senior debt indenture. Also, as of March 31, 1999, Ohio Casualty's subsidiaries had no outstanding indebtedness to third parties for borrowed money.


The debt securities issued under the subordinated debt indenture will be subordinate in right of payment in respect of principal, any premium and interest owing under the subordinated debt securities to all senior indebtedness of Ohio Casualty in the manner described below under the caption "Subordination under the Subordinated Debt Indenture."

PROSPECTUS SUPPLEMENTS

Ohio Casualty will provide a prospectus supplement to accompany this prospectus for each series of debt securities it offers. In the prospectus supplement, Ohio Casualty will describe the following terms and conditions of the series of debt securities which it is offering, to the extent applicable:

        - Whether the securities are senior or subordinated, the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, the purchase price for the debt securities and the denominations of the debt securities.

        - The currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated.

        - The date or dates upon which the debt securities are payable.

        - The interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable.

        - The place or places where the principal of, any premium and any interest on the debt securities will be payable.

        - Any mandatory or optional redemption, repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit Ohio Casualty to buy back the debt securities on terms that it designates in the prospectus supplement. A sinking fund provision could either obligate or permit Ohio Casualty to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities.

        - Whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security.

        - Any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances.

        - Whether Ohio Casualty is issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under the heading "Global Debt Securities".

        - Any United States federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies.

        - Any proposed listing of the debt securities on a securities exchange.

        - Any right of Ohio Casualty to satisfy and discharge its obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indentures, by depositing money or U.S. government obligations with the trustee of the indentures.

        - The names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities.

        - Any right of Ohio Casualty to defer payments of interest on the debt securities.

        - Any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, Ohio Casualty will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, Ohio Casualty may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, at a discount below their stated principal amount. Ohio Casualty will describe in the applicable prospectus supplement any special United States federal income tax considerations applicable to these discounted debt securities. These securities generally will be treated as having been issued at a discount for United States federal income tax purposes.

Ohio Casualty may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. Ohio Casualty will set forth information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on that date is linked and certain additional tax considerations in the applicable prospectus supplement.

GLOBAL DEBT SECURITIES

Ohio Casualty may issue registered debt securities in global form. This means that one "global" debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

Ohio Casualty will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that Ohio Casualty will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the "beneficial" owner of that interest. A "beneficial" owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the "beneficial interest." Ohio Casualty will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.

The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:

        - by the depositary for the registered global security to a nominee of the depositary;

        - by a nominee of the depositary to the depositary or to another nominee of the depositary; or

        - by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.

Ohio Casualty will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. Ohio Casualty anticipates that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.

Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant's account on the depositary's book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.

Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

        - be entitled to have the debt securities represented by the registered global security registered in their own names;

        - will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

        - will not be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

Ohio Casualty understands that under existing industry practices, if Ohio Casualty requests any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Ohio Casualty will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of Ohio Casualty, the indenture trustee or any other agent of Ohio Casualty or agent of the indenture trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Ohio Casualty expects that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

Ohio Casualty also expects that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

Ohio Casualty will issue its debt securities in definitive form in exchange for a registered global security, if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and if a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed within 90 days. In addition, Ohio Casualty may at any time and in its sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.

Ohio Casualty will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the indenture trustee. Ohio Casualty expects that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.

Ohio Casualty also may issue bearer debt securities of a series in global form. Ohio Casualty will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. Ohio Casualty will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. Ohio Casualty also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.

COVENANTS APPLICABLE TO THE DEBT SECURITIES

Limitations on Liens. Under section 3.9 of the senior debt indenture, neither Ohio Casualty nor any of its restricted subsidiaries may use any voting stock of a restricted subsidiary as security for any of its debts or other obligations unless any debt securities issued under the senior debt indenture are secured to the same extent as that debt or other obligation. This restriction does not apply to liens existing at the time a corporation becomes a restricted subsidiary of Ohio Casualty or any renewal or extension of the existing lien and does not apply to shares of subsidiaries that are not "restricted subsidiaries".

To qualify as a "subsidiary" of Ohio Casualty, as defined in section 1.1 of the indentures, Ohio Casualty must control, either directly or indirectly, more than 50% of the outstanding shares of voting stock of the corporation. Section 1.1 of the indentures defines voting stock as any class or classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of the corporation in question, except that, stock which carries only the right to vote conditionally on the happening of an event is not considered voting stock.


As defined in section 1.1 of the indentures, "restricted subsidiaries" of Ohio Casualty include (1) The Ohio Casualty Insurance Company, West American Insurance Company, Ohio Security Insurance Company and American Fire & Casualty Company, so long as they remain subsidiaries of Ohio Casualty; (2) any other present or future insurance company subsidiary of Ohio Casualty, the consolidated total assets of which constitute at least 20% of the total consolidated assets of Ohio Casualty; and (3) any successor to any such subsidiary.


Consolidation, Merger and Sale of Assets. Section 9.1 of both the senior and subordinated debt indentures provides that Ohio Casualty will not (1) consolidate with or merge into a third party, (2) sell, other than for cash, or lease all or substantially all of its assets to any third party or (3) purchase all or substantially all of the assets of any third party; unless

        - Ohio Casualty is the continuing entity in the transaction or, if not, unless the successor entity expressly assumes Ohio Casualty's obligations on the securities and under the indentures; and

        - following the completion of the transaction, Ohio Casualty or the successor entity in the transaction would be in compliance with the covenants and conditions contained in the indentures.

In the context of a merger or consolidation or sale, lease or purchase of assets, the successor entity is the entity that assumes or otherwise becomes obligated for the rights and obligations of the other party or parties to the transaction.


The limitations on the transactions described above do not apply to a recapitalization, change of control, or highly leveraged transaction unless the transaction involves a consolidation; a merger of Ohio Casualty into a third party; a sale, other than for cash, or lease to a third party of all or substantially all of the assets of Ohio Casualty; or a purchase by Ohio Casualty of all or substantially all of the assets of a third party. In addition, the indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price, or otherwise protect debt security holders in the event of any recapitalization, change of control, or highly leveraged transaction.


Restrictions on Dispositions. Section 9.3 of both the senior and subordinated debt indentures provides that neither Ohio Casualty nor any of its restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of a restricted subsidiary so long as any of the debt securities remain outstanding. However, exceptions to this restriction include situations where:

        - the action must be taken to comply with the order of a court or regulatory authority, unless the order was requested by Ohio Casualty or one of its restricted subsidiaries;

        - the shares involved are "directors' qualifying shares," or shares purchased by directors for the purpose of meeting the eligibility requirements for directors;

        - Ohio Casualty disposes of all of the voting stock of a restricted subsidiary owned by it or by a restricted subsidiary for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by the board of directors of Ohio Casualty; or

        - after completion of a sale or other disposition of the stock of a restricted subsidiary, Ohio Casualty and its restricted subsidiaries would own 80% or more of the voting stock of the restricted subsidiary and the consideration received for the disposed stock is at least equal to the fair market value of the disposed stock.

The indentures do not restrict the transfer of assets from a restricted subsidiary to any other person, including Ohio Casualty or another of its subsidiaries.

EVENTS OF DEFAULT

With respect to any series of debt securities issued under either the senior or subordinated debt indentures, section 5.1 of the indentures defines an event of default as including:

        - a default in payment of principal or any premium when due;

        - a default for 30 days in payment of any interest;

        - a default in payment of any sinking fund installment when due;

        - a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 60 days written notice of the failure;

        - events of bankruptcy, insolvency or reorganization; or

        - a continuing default, for more than 10 days after notice of the default, under any other indenture, mortgage, bond, debenture, note or other instrument, under which Ohio Casualty or its restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $10,000,000, if the default would result in the acceleration of that indebtedness.


Section 5.1 of both the senior and subordinated debt indentures provides that, under limited conditions specified in the indentures, where an event of default occurs and is continuing, either the indenture trustee or the holders of not less than 25% in principal amount of each affected series of debt securities issued under the relevant indenture, treated as one class, may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the indenture trustee and the holders of not less than 25% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities.


Upon conditions specified in the indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, may waive past defaults under the indentures. Such an annulment may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

Section 6.2 of both the senior and subordinated debt indentures entitles the trustee to obtain assurances of reasonable indemnity or security by the debt security holders for any actions taken by the trustee at the request of the security holders. The right of the indenture trustee to indemnity or security is subject to the indenture trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

Subject to the right of the indenture trustee to indemnification as described above and except as otherwise described in the indentures, section 5.9 of the indentures provides that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indentures or for any remedy available to the trustee.

Section 5.6 of the senior and subordinated debt indentures provides that no holders of debt securities may institute any action against Ohio Casualty, except for actions for payment of overdue principal, any premium or interest, unless

        - such holder previously gave written notice of the continuing default to the trustee;

        - the holders of at least 25% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

        - the trustee did not institute the action within 60 days of the request; and

        - the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

Under section 3.4 of each indenture, Ohio Casualty will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

If indicated in the applicable prospectus supplement, Ohio Casualty can discharge and defease its obligations under the applicable indenture and debt securities as set forth below and as provided in Article X of the senior and subordinated debt indentures. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, Ohio Casualty is released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when Ohio Casualty is released from performing any further obligations under specific covenants in the indenture relating to the debt securities.

If provided for in the prospectus supplement, Ohio Casualty may elect to defease and be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series
(1) if the debt securities have not previously been delivered to the trustee for cancellation and (2) have either become due and payable or are by their terms due and payable, or scheduled for redemption within one year. Ohio Casualty may make such discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the relevant debt securities when due.

If provided for in the prospectus supplement, Ohio Casualty may elect to defease and be discharged from its specific obligations under the covenants contained in section 9.1 and section 3.5 of the indentures with respect to any debt securities of or within a series and, if specified in the prospectus supplement, its obligations under any other covenant contained in the indentures. Ohio Casualty may make this covenant discharge and defeasance election by irrevocably depositing cash or U.S. Government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the relevant debt securities when due. Section 9.1 of the indentures prohibits Ohio Casualty from consolidating with or merging into a third party or selling, other than for cash, or leasing all or substantially all of its assets to a third party unless the conditions described above under the caption "Covenants Applicable to the Debt Securities -- Consolidation, Merger and Sale of Assets" are satisfied. Section 3.5 of the indentures requires Ohio Casualty to preserve and keep in full force and effect its existence and its charter and statutory rights and those of its subsidiaries, unless the Board of Directors of Ohio Casualty determines that the loss of these rights would not be materially disadvantageous to the holders of debt securities or unless the transaction resulting in the loss of such rights would otherwise be permitted under section
9.1 of the indentures or any other section of Article IX of the indentures.

As a condition to any discharge and defeasance or covenant discharge and defeasance, Ohio Casualty must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the discharge and defeasance and will be taxed by the federal government on the same amounts, in the same manner, and at the same times as if such discharge and defeasance had not occurred. This opinion of counsel, in the case of discharge and defeasance of any and all obligations with respect to any debt securities, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture.

Ohio Casualty may exercise its discharge and defeasance option notwithstanding any prior covenant discharge and defeasance upon the affected debt securities. If Ohio Casualty exercises its discharge and defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If it exercises its covenant discharge and defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants which have been discharged and defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value which will vary depending upon interest rates and other factors.

MODIFICATION OF THE INDENTURES

Section 8.1 of both the senior and subordinated debt indentures provides that Ohio Casualty and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

        - secure any debt securities;

        - evidence a successor corporation's assumption of Ohio Casualty's obligations under the indentures and the debt securities;

        - add covenants that protect holders of debt securities;

        - cure any ambiguity or inconsistency in the indenture, provided that such correction does not adversely affect the holders of the affected debt securities;

        - establish forms or terms for debt securities of any series; and

        - evidence a successor trustee's acceptance of appointment.

Section 8.2 of the senior and subordinated debt indentures also permits Ohio Casualty and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under the relevant indenture, voting as one class, to change, in any manner, the relevant indenture and the rights of the holders of debt securities issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

        - extend the stated maturity of, or reduce the principal of any debt security;

        - reduce the rate or extend the time of payment of interest;

        - reduce any amount payable upon redemption;

        - change the currency in which the principal, any premium or interest is payable;

        - reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

        - alter specified provisions of the relevant indenture relating to issued debt securities not denominated in U.S. dollars;

        - impair the right to institute suit for the enforcement of any payment on any debt security when due; or


        - reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.

         The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by the amendment.

SUBORDINATION UNDER THE SUBORDINATED DEBT INDENTURE

Article XIII of the subordinated debt indenture provides that payment of the principal, any premium and interest on debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all senior indebtedness of Ohio Casualty. Section 1.1 of the subordinated debt indenture defines senior indebtedness as the principal, any premium and interest on all indebtedness of Ohio Casualty, whether incurred prior to or after the date of the indenture:

        - for money borrowed by it;

        - for obligations of others that it directly or indirectly either assumes or guarantees;

        - in respect of letters of credit and acceptances issued or made by banks in favor of Ohio Casualty; or

        - issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in property, plant and equipment accounts of Ohio Casualty at the time of acquisition, if Ohio Casualty is directly liable for the payment of such debt.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to the indebtedness listed above.

Senior indebtedness does not include:

        - any indebtedness of Ohio Casualty which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the subordinated debt securities; or

        - any of the indebtedness of Ohio Casualty to one of its subsidiaries.

The subordinated debt indenture does not limit the amount of senior indebtedness that Ohio Casualty can incur.


The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities or coupons relating to those subordinated debt securities receive any payment on account of such subordinated debt securities or coupons, in the event:


        - of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of Ohio Casualty or its property; or

        - that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of Ohio Casualty or its property.

Ohio Casualty may not make any payment of the principal or interest on the subordinated debt securities or coupons during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.

GOVERNING LAW

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable, in which case the Trust Indenture Act will govern.

THE INDENTURE TRUSTEE


The Chase Manhattan Bank, an affiliate of the indenture trustee, is one of a number of banks with which Ohio Casualty and its subsidiaries maintain ordinary banking relationships. Ohio Casualty and The Chase Manhattan Bank are parties to a Credit Agreement dated October 27, 1997, as amended, pursuant to which various lenders have agreed to make loans to Ohio Casualty in an aggregate principal amount not exceeding $300,000,000 at any one time outstanding to finance operations and for other general corporate purposes. The Chase Manhattan Bank acts as administrative agent for such lenders under the Credit Agreement. Ohio Casualty may use the net proceeds from the sale of debt securities to retire all or a portion of the indebtedness under the Credit Agreement with The Chase Manhattan Bank.


                              PLAN OF DISTRIBUTION

Ohio Casualty may sell the debt securities offered under this prospectus through underwriters or agents or directly to purchasers.

SALE THROUGH UNDERWRITERS

If Ohio Casualty uses any underwriters in the sale of debt securities, it will enter into an underwriting agreement with the underwriters. Ohio Casualty will identify any underwriter and the underwriter's compensation, including any underwriting discount, in the applicable prospectus supplement. The prospectus supplement also will describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

The distribution of debt securities under this prospectus may occur from time to time in one or more transactions at a fixed price or prices which may change, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

SALE THROUGH DEALERS

If Ohio Casualty uses dealers in the sale of debt securities, it will sell the debt securities to the dealers who may then resell those debt securities to the public at varying prices determined by the dealers at the time of resale. Ohio Casualty will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

Ohio Casualty may sell the debt securities through agents it designates from time to time. In the prospectus supplement, Ohio Casualty will name any agent involved in the offer or sale of the offered debt securities, and it will describe any commissions payable by it to the agent. Ohio Casualty also may sell the debt securities directly. In the case of direct sale by Ohio Casualty, Ohio Casualty would not involve any underwriters in the sale.

DELAYED DELIVERY CONTRACTS

If Ohio Casualty so indicates in the prospectus supplement, it may authorize agents, underwriters or dealers to solicit offers from institutions to purchase debt securities from it at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

INDEMNIFICATION

Ohio Casualty may have agreements with the agents, underwriters and dealers to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933 or to contribute with respect to payments which agents, underwriters or dealers may be required to make as a result of those civil liabilities.

UNDERWRITING DISCOUNTS AND COMMISSIONS, LISTING OF DEBT SECURITIES AND TRANSACTIONS WITH OHIO CASUALTY

Underwriters, dealers and agents participating in a sale of debt securities may be deemed underwriters as defined in the Securities Act of 1933, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed underwriting discounts and commissions under the Securities Act of 1933.

Unless Ohio Casualty indicates differently in a prospectus supplement, it will not list the debt securities on any securities exchange. If it sells a security offered under this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security but is not obligated to do so. Therefore, Ohio Casualty cannot provide any certainty concerning the liquidity of any security offered under this prospectus.

Agents, dealers and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for Ohio Casualty or any of its subsidiary companies in the ordinary course of business.

                                 LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Vorys, Sater, Seymour and Pease LLP, legal counsel to Ohio Casualty, will pass upon the validity of the debt securities of Ohio Casualty. As of January 8, 1999, members of Vorys, Sater, Seymour and Pease LLP and attorneys employed by Vorys, Sater, Seymour and Pease LLP, together with members of their immediate families, beneficially owned 32,573 common shares of Ohio Casualty.

                                    EXPERTS


The consolidated balance sheets as of December 31, 1998, 1997 and 1996 and the consolidated statements of income, retained earnings and cash flows for each of the three years in the period ended December 31, 1998 of Ohio Casualty, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.



Ernst & Young LLP, independent auditors, have audited the special-purpose financial statements of the Commercial Lines Business of American Financial Corporation included in Ohio Casualty's Current Report on Form 8-K/A dated March 26, 1999, as set forth in their report, which is incorporated by reference in this prospectus. These special-purpose financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.


      MATTERS UNDER THE EMPLOYEE RETIREMENT INCOME SECURITIES ACT OF 1974

ERISA, or the Employee Retirement Income Securities Act of 1974, as amended, imposes restrictions on employee benefit plans that are subject to ERISA and on fiduciaries of those employee benefit plans. In accordance with ERISA's general fiduciary requirements, a fiduciary of any employee benefit plan that is subject to ERISA, who is considering the purchase of debt securities on behalf of that plan, should determine whether its purchase is permitted under the governing plan documents and is prudent and appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio.

Other provisions of ERISA, as well as Section 4975 of the Internal Revenue Code of 1986, as amended, prohibit certain transactions between an employee benefit plan that is subject to ERISA and persons who are either "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of
Section 4975 of the Internal Revenue Code. A fiduciary considering the purchase of debt securities should consider whether the purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

Ohio Casualty and its affiliates may fall within the definition of a "party in interest" or a "disqualified person" with respect to some plans that are subject to ERISA. The purchase of debt securities by a plan that is subject to ERISA and which Ohio Casualty or an affiliate is a "party in interest" or a "disqualified person" may constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Internal Revenue Code, unless the debt securities are acquired in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any debt securities should consult with its legal counsel.

                      WHERE YOU CAN FIND MORE INFORMATION

Ohio Casualty has filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933 to register the securities offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits to the registration statement.

Ohio Casualty files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy any materials filed with the Securities and Exchange Commission at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains an internet site that contains reports, proxy statements and other information regarding Ohio Casualty which you may access at http://www.sec.gov.

The rules and regulations of the Securities and Exchange Commission allow Ohio Casualty to incorporate information about Ohio Casualty and its financial condition into this prospectus by reference. This means that Ohio Casualty can disclose important information to you by referring you to other documents that it has filed with the Securities and Exchange Commission and that information it files later with the Securities and Exchange Commission will automatically update and supersede this information. The information incorporated by reference is considered to be a part of this prospectus.

Ohio Casualty has incorporated by reference into this prospectus the following documents filed by it with the Securities and Exchange Commission.


        - Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999 (File No. 0-5544).


        - Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 0-5544);

        - Current Report on Form 8-K, dated December 15, 1998 (File No. 0-5544);

        - Current Report on Form 8-K/A dated February 16, 1999 (File No.
          0-5544);

        - Current Report on Form 8-K/A (Amendment No. 2), dated March 26, 1999 (File No. 0-5544);

        - Current Report on Form 8-K, dated February 16, 1999 (File No. 0-5544); and

        - Current Report on Form 8-K/A, dated March 26, 1999 (File No. 0-5544).

Ohio Casualty also incorporates by reference any periodic reports and proxy statements that it may file with the Securities and Exchange Commission between the date of this prospectus and the termination of this offering. Examples of periodic reports that Ohio Casualty may file include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

You can obtain any of these documents, excluding any exhibits to the documents, unless the exhibit is specifically incorporated by reference in this prospectus, without charge, by writing or phoning Ohio Casualty at the following address and phone number:

                           Ohio Casualty Corporation
                             136 North Third Street
                              Hamilton, Ohio 45025
                                 (513) 867-3000
                           Attn: Barry S. Porter, CFO

For further information with respect to Ohio Casualty and the securities offered by this prospectus, you should refer to the registration statement, including exhibits to the registration statement, and the documents incorporated in this prospectus by reference.

                           FORWARD LOOKING STATEMENTS


In this document, Ohio Casualty has made forward-looking statements regarding events and circumstances that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Ohio Casualty. Also, words such as "believes," "expects," "anticipates" or similar expressions are forward-looking statements. Investors should note that many factors, some of which are discussed in this document, could affect the future financial results of Ohio Casualty and could cause those results to differ materially from those expressed in this document. Among others, these factors include the "Risk Factors" beginning on page 3.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.


Securities and Exchange Commission registration fee.........  $ 83,400
Printing and engraving......................................    75,000
Legal fees and expenses.....................................    75,000
Fees of accountants.........................................    50,000
Fees of trustees............................................     6,000
Rating agency fees..........................................   200,000
Miscellaneous...............................................    25,000
                                                              --------
          Total.............................................  $514,400
                                                              ========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Division (E) of Section 1701.13 of the Ohio Revised Code and Article V of Ohio Casualty's Code of Regulations relate to indemnification of Ohio Casualty's directors and officers against liabilities arising in connection with the performance of their respective duties.

Division (E) of Section 1701.13 of the Ohio Revised Code provides as follows:

     (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

      (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

      (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

     (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

     (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

      (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

      (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

      (c) By the shareholders;

      (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

     Any determination made by the disinterested directors under division
     (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

     (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or
     (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

      (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

      (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

     (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

     (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

     (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

     (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

     Article V of Ohio Casualty's Code of Regulations provides as follows:

     SECTION 1. MANDATORY INDEMNIFICATION. The corporation shall indemnify (A) any officer or director of the corporation and (B) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation) by reason of the fact that he is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 1 shall be presumed in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

     SECTION 2. COURT-APPROVED INDEMNIFICATION. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

      (A) the corporation shall not indemnify (i) any officer or director of the corporation, or (ii) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

      (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 2.

     SECTION 3. INDEMNIFICATION FOR EXPENSES. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation or any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
     Section 1, or in defense of any claim, issue, or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

     SECTION 4. DETERMINATION REQUIRED. Any indemnification required under
     Section 1 and not precluded under Section 2 shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 1. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years or (C) by the shareholders or (D) by the Court of Common Pleas of Butler County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under subparagraph (D) of this Section at any time (including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under subparagraph (A) or by independent legal counsel under subparagraph (B) or by the shareholders under subparagraph (C) of this Section); and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under subparagraph (A) or by independent legal counsel under subparagraph (B) or by shareholders under subparagraph (C) of this Section shall be evidence in rebuttal of the presumption recited in Section 1. Any determination made by the disinterested directors under subparagraph (A) of this Section or by independent legal counsel under subparagraph (B) of this Section to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.


     SECTION 5. ADVANCES FOR EXPENSES. Expenses (including, without limitation, attorneys fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 1 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer, director or other person entitled to indemnity under Section 1 promptly as such expenses are incurred by him, but only if such officer, director or other person shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:


      (A) unless it shall ultimately be determined as provided in Section 4 that he is not entitled to be indemnified by the corporation as provided under
      Section 1; or

      (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

     SECTION 6. ARTICLE V NOT EXCLUSIVE. The indemnification provided by this
     Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders of the corporation or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     SECTION 7. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article V.

     SECTION 8. CERTAIN DEFINITIONS. For purposes of this Article V, and as examples and not by way of limitation:

      (A) A person claiming indemnification under this Article V shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him, and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of lack of merit of the claims made against him or otherwise results in a vindication of him); and

      (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" within the meaning of that term as used in this Article V.

     SECTION 9. VENUE. Any action, suit or proceeding to determine a claim for indemnification under this Article V may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Butler County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Butler County, Ohio in any such action, suit or proceeding.

     Ohio Casualty has in force and effect a policy insuring the directors and officers of Ohio Casualty against losses which they or any of them shall become legally obligated to pay for any reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers, such coverage being limited by the specific terms and provisions of the insurance policy.

ITEM 16.  EXHIBITS.


EXHIBIT
-------
  1.1+    Form of Underwriting Agreement.
  4.1     Articles of Incorporation, as amended (incorporated by
          reference to Exhibits 4(a), 4(b), 4(c), 4(d) and 4(e) of
          Ohio Casualty's Current Report on Form 8-K, as filed with
          the Securities and Exchange Commission on December 15,
          1998).
  4.2     Code of Regulations, as amended (incorporated by reference to Exhibit 4(f) of Ohio Casualty's Current Report on Form
          8-K, as filed with the Securities and Exchange Commission on
          December 15, 1998).
  4.3     Form of Senior Indenture to be entered into between Ohio
          Casualty and Chase Manhattan Trust Company, National
          Association (the 'Indenture Trustee') (incorporated by
          reference to Exhibit 4.3 of Ohio Casualty's Pre-Effective
          Amendment No. 2 to Registration Statement on Form S-3, as
          filed with the Securities and Exchange Commission on May 11,
          1999, Registration No. 333-70761).
  4.4     Form of Supplemental Indenture to Senior Indenture providing for the issuance of senior notes (incorporated by reference to Exhibit 4.4 of Ohio Casualty's Pre-Effective Amendment
          No. 2 to Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on May 11, 1999,
          Registration No. 333-70761).
  4.5     Form of Senior Debt Security (included in Exhibit 4.4).
  4.6     Form of Subordinated Indenture to be entered into between
          Ohio Casualty and the Indenture Trustee (incorporated by
          reference to Exhibit 4.6 of Ohio Casualty's Pre-Effective
          Amendment No. 2 to Registration Statement on Form S-3, as
          filed with the Securities and Exchange Commission on May 11,
          1999, Registration No. 333-70761).
  4.7+    Form of Supplemental Indenture to Subordinated Indenture
          providing for the issuance of subordinated notes.
  4.8+    Form of Subordinated Debt Security (included in Exhibit
          4.7).
  5.1     Opinion of Vorys, Sater, Seymour and Pease LLP (incorporated by reference to Exhibit 5.1 of Ohio Casualty's Registration
          Statement on Form S-3, as filed with the Securities and
          Exchange Commission on January 19, 1999, Registration No.
          333-70761).
 12.1     Statement re: Computation of consolidated ratio of earnings to fixed charges.
 23.1     Consent of PricewaterhouseCoopers LLP.
 23.2     Consent of Vorys, Sater, Seymour and Pease LLP (included in
          Exhibit 5.1 of Ohio Casualty's Registration Statement on
          Form S-3, as filed with the Securities and Exchange
          Commission on January 19, 1999, Registration No. 333-70761).
 23.3     Consent of Ernst & Young LLP.
 24.1     Powers of Attorney for Ohio Casualty.
 25.1     Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of the Indenture Trustee, under the Senior
          Indenture (incorporated by reference to Exhibit 25.1 of Ohio
          Casualty's Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on January 19, 1999,
          Registration No. 333-70761).
 25.2     Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of the Indenture Trustee, under the
          Subordinated Indenture (incorporated by reference to Exhibit
          25.2 of Ohio Casualty's Registration Statement on Form S-3,
          as filed with the Securities and Exchange Commission on
          January 19, 1999, Registration No. 333-70761).

EXHIBIT
-------
 99.1     Credit Agreement by and between Ohio Casualty, various
          lenders and The Chase Manhattan Bank (as administrative
          agent for the lenders), dated as of October 27, 1997
          (incorporated by reference to Exhibit 10c of Quarterly
          Report on Form 10-Q, as filed with the Securities and
          Exchange Commission on November 14, 1997).
 99.2     Amendment to Credit Agreement by and between Ohio Casualty, various lenders and The Chase Manhattan Bank (as
          administrative agent for the lenders), dated as of August
          11, 1998 (incorporated by reference to Exhibit 99.2 of Ohio
          Casualty's Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on January 19, 1999,
          Registration No. 333-70761).

---------------

+ To be filed under subsequent Form 8-K.

ITEM 17.  UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, Ohio Casualty Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, State of Ohio, on June 1, 1999.


                                          Ohio Casualty Corporation

                                          By: /s/ LAUREN N. PATCH
                                            ------------------------------------
                                              Lauren N. Patch, President and
                                              Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                                DATE
                  ---------                                     -----                                ----
/s/ LAUREN N. PATCH                                President and Chief Executive
---------------------------------------------      Officer, Director
Lauren N. Patch                                                                         June 1, 1999

* /s/ JOSEPH L. MARCUM                             Chairman of the Board, Director
---------------------------------------------
Joseph L. Marcum                                                                        June 1, 1999

* /s/ WILLIAM L. WOODALL                           Vice Chairman of the Board,
---------------------------------------------      Director
William L. Woodall                                                                      June 1, 1999

* /s/ BARRY S. PORTER                              Chief Financial Officer and
---------------------------------------------      Treasurer
Barry S. Porter                                                                         June 1, 1999

* /s/ ARTHUR J. BENNERT                            Director
---------------------------------------------
Arthur J. Bennert                                                                       June 1, 1999

* /s/ JACK E. BROWN                                Director
---------------------------------------------
Jack E. Brown                                                                           June 1, 1999

* /s/ CATHERINE E. DOLAN                           Director
---------------------------------------------
Catherine E. Dolan                                                                      June 1, 1999

* /s/ WAYNE R. EMBRY                               Director
---------------------------------------------
Wayne R. Embry                                                                          June 1, 1999

* /s/ VADEN FITTON                                 Director
---------------------------------------------
Vaden Fitton                                                                            June 1, 1999

* /s/ STEPHEN S. MARCUM                            Director
---------------------------------------------
Stephen S. Marcum                                                                       June 1, 1999

* /s/ STANLEY N. PONTIUS                           Director
---------------------------------------------
Stanley N. Pontius                                                                      June 1, 1999

* /s/ HOWARD L. SLONEKER III                       Director
---------------------------------------------
Howard L. Sloneker III                                                                  June 1, 1999


---------------

* Pursuant to Power of Attorney

                                 EXHIBIT INDEX


EXHIBIT
-------
  1.1+    Form of Underwriting Agreement.
  4.1     Articles of Incorporation, as amended (incorporated by
          reference to Exhibits 4(a), 4(b), 4(c), 4(d) and 4(e) of
          Ohio Casualty Corporation's ('Ohio Casualty') Current Report
          on Form 8-K, as filed with the Securities and Exchange
          Commission on December 15, 1998).
  4.2     Code of Regulations, as amended (incorporated by reference to Exhibit 4(f) of Ohio Casualty's Current Report on Form
          8-K, as filed with the Securities and Exchange Commission on
          December 15, 1998).
  4.3     Form of Senior Indenture to be entered into between Ohio
          Casualty and Chase Manhattan Trust Company, National
          Association (the 'Indenture Trustee') (incorporated by
          reference to Exhibit 4.3 of Ohio Casualty's Pre-Effective
          Amendment No. 2 to Registration Statement on Form S-3, as
          filed with the Securities and Exchange Commission on May 11,
          1999, Registration No. 333-70761).
  4.4     Form of Supplemental Indenture to Senior Indenture providing for the issuance of senior notes (incorporated by reference to Exhibit 4.4 of Ohio Casualty's Pre-Effective Amendment
          No. 2 to Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on May 11, 1999,
          Registration No. 333-70761).
  4.5     Form of Senior Debt Security (included in Exhibit 4.4).
  4.6     Form of Subordinated Indenture to be entered into between
          Ohio Casualty and the Indenture Trustee (incorporated by
          reference to Exhibit 4.6 of Ohio Casualty's Pre-Effective
          Amendment No. 2 to Registration Statement on Form S-3, as
          filed with the Securities and Exchange Commission on May 11,
          1999, Registration No. 333-70761).
  4.7+    Form of Supplemental Indenture to Subordinated Indenture
          providing for the issuance of subordinated notes.
  4.8+    Form of Subordinated Debt Security (included in Exhibit
          4.7).
  5.1     Opinion of Vorys, Sater, Seymour and Pease LLP (incorporated by reference to Exhibit 5.1 of Ohio Casualty's Registration
          Statement on Form S-3, as filed with the Securities and
          Exchange Commission on January 19, 1999, Registration No.
          333-70761).
 12.1     Statement re: Computation of consolidated ratio of earnings to fixed charges.
 23.1     Consent of PricewaterhouseCoopers LLP.
 23.2     Consent of Vorys, Sater, Seymour and Pease LLP (included in
          Exhibit 5.1 of Ohio Casualty's Registration Statement on
          Form S-3, as filed with the Securities and Exchange
          Commission on January 19, 1999, Registration No. 333-70761).
 23.3     Consent of Ernst & Young LLP.
 24.1     Powers of Attorney for Ohio Casualty.
 25.1     Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of the Indenture Trustee, under the Senior
          Indenture (incorporated by reference to Exhibit 25.1 of Ohio
          Casualty's Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on January 19, 1999,
          Registration No. 333-70761).
 25.2     Statement of Eligibility under the Trust Indenture Act of
          1939, as amended, of the Indenture Trustee, under the
          Subordinated Indenture (incorporated by reference to Exhibit
          25.2 of Ohio Casualty's Registration Statement on Form S-3,
          as filed with the Securities and Exchange Commission on
          January 19, 1999, Registration No. 333-70761).
 99.1     Credit Agreement by and between Ohio Casualty, various
          lenders and The Chase Manhattan Bank (as administrative
          agent for the lenders), dated as of October 27, 1997
          (incorporated by reference to Exhibit 10c of Quarterly
          Report on Form 10-Q, as filed with the Securities and
          Exchange Commission on November 14, 1997).

EXHIBIT
-------
 99.2     Amendment to Credit Agreement by and between Ohio Casualty, various lenders and The Chase Manhattan Bank (as
          administrative agent for the lenders), dated as of August
          11, 1998 (incorporated by reference to Exhibit 99.2 of Ohio
          Casualty's Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on January 19, 1999,
          Registration No. 333-70761).

---------------

+ To be filed under subsequent Form 8-K.